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                                                                    EXHIBIT 10.3

                              ASSUMPTION AGREEMENT

                  THIS ASSUMPTION AGREEMENT (this "Agreement"), dated as of October 2, 2000, is entered into by and between RELIANCE INSURANCE COMPANY, a Pennsylvania corporation ("Seller") and RELIANCE REINSURANCE COMPANY, a Delaware stock insurance company (the "Company").

                               W I T N E S S E T H

                  WHEREAS, Seller and Overseas Partners Ltd. ("Buyer") have entered into a Stock Purchase Agreement, dated as of June 30, 2000, (the "Stock Purchase Agreement"), pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase, all of the issued and outstanding shares of the capital stock of the Company, upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the Closing of the transactions contemplated by the Stock Purchase Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Definitions. Capitalized terms used herein and not defined herein, unless otherwise indicated, have the respective meanings assigned to them in the Stock Purchase Agreement.

                  Section 2. Administrative Services. Seller shall assume responsibility for the administrative services, including claims services required of the Company, with respect to the policies reinsured under the RelianceDirect Quota Share Agreement.

                  Section 3. Assumption of Liabilities. Seller hereby assumes and agrees to pay, perform and discharge in full, and releases and discharges the Company, and its successors and assigns, completely, unconditionally and forever from all Liabilities (as defined below) of the Company, other than any Policy Liabilities (as such term is defined in the Stock Purchase Agreement),
(i) outstanding on the Closing Date, (ii) relating to events occurring on or prior to the Closing Date or (iii) relating to the provision of administrative services pursuant to Section 2 herein. The Company shall notify Seller of any such Liabilities within 30 days after the Company is advised of any such Liability; provided, however, that the failure by the Company to give such notice to Seller will not prejudice any of the Company's rights under this Agreement. For purposes of this Agreement, "Liabilities" shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility whether now known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

                  Section 4. Indemnification of Seller. The Company hereby agrees to defend and indemnify Seller, and its successors and assigns, completely, unconditionally and forever, from all Liabilities of the Company relating to events occurring solely after the Closing Date, except to the extent that such events which give rise to such Liabilities are caused by any action taken by Seller or any failure on the part of Seller to take any action required to be taken by it.


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                  Section 5. Miscellaneous.
                             -------------

                  Section 5.1. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party on exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

                  Section 5.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.)

                  Section 5.3. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 5.4. Assignment; Binding Effect; No Third-Party Beneficiaries. Neither this Agreement, nor any of the rights, interests and obligations hereunder, shall be assigned by either party hereto without the prior written consent of the other party. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing contained in this Agreement is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  Section 5.5. Interpretation. The Section headings contained in this Agreement are solely for the purpose of reference and do not constitute a part of this Agreement.

                  Section 5.6. Severability. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof; provided, however, that the Parties shall use reasonable efforts, including, but not limited to, the amendment of this Commutation Agreement, to ensure that this Commutation Agreement shall reflect as closely as practicable the intent of the Parties.

                  Section 5.7. Entire Agreement. This Agreement and the agreements and other documents referred to herein and therein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.


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                  Section 5.8. Notices. All notices, requests, claims, demands and other communications required to be in writing must be delivered by hand or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other address specified by like nature) and will be deemed given on the date such communication is received:

                  If to Seller:

                  Reliance Insurance Company
                  3 Parkway
                  Philadelphia, Pennsylvania  19102-1376
                  Attention:   General Counsel
                  Facsimile:   (215) 864-4141


                  If to Company:

                  Reliance Reinsurance Company
                  3 Parkway
                  Philadelphia, Pennsylvania  19102-1376
                  Attention:   General Counsel
                  Facsimile:   (215) 864-6499


or to such other address as either party hereto may have furnished to the other party by a notice in writing in accordance with this Section 5.8.




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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                 RELIANCE INSURANCE COMPANY


                                 By:  /s/ Michael P. Blivess
                                    --------------------------------------------
                                    Name:  Michael P. Blivess
                                    Title: Senior Vice President


                                 RELIANCE REINSURANCE COMPANY


                                 By: /s/ Edward J. Stanco
                                    --------------------------------------------
                                    Name:  Edward J. Stanco
                                    Title: Executive Vice President


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